[Yorkville Advisors Letterhead]



December 19, 2007

VIA FACSIMILE


Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071
Attention:        Michael E. Recca, CEO
                  Joseph J. Calabrese. Executive Vice President & CFO

Re: Harvey Electronics, Inc. Secured Convertible Debenture No. HRVE-1-3, dated
    August 21, 2007, issued to YA Global Investments, L.P. (the "Debenture")

Gentlemen:

     Capitalized terms not defined herein shall have the meaning assigned them in the Debenture. As you are aware, by reason of the Common Stock of Harvey Electronics, Inc. (the "Company") having been delisted from, or no longer quoted for, trading on the Nasdaq Capital Market, an Event of Default has occurred under section 2(a)(iv) of the Debenture. As a consequence of this Event of Default, YA Global Investments, LP, ("YA") and the Company agree that, notwithstanding any provisions of the Debenture or any other agreement, document or instrument to the contrary: (a) the full unpaid Principal amount of the Debenture, together with interest and other amounts owing in respect thereof, is hereby immediately due and payable in cash, without the necessity of the passage of additional time; (b) YA may remove from escrow the sum of $375,000.00 that had been placed in escrow pursuant to section 4(d) of the Securities Purchase Agreement dated as of August 21, 2007 and apply such amount to the accelerated indebtedness under the Debenture; and (c) YA shall refrain from pursuing further collection rights and remedies under the Debenture, the Security Agreement dated as of August 21, 2007, or any other agreement, document or instrument for a period of not more than ten (10) days from the date hereof, but in any event no later than the date upon which the Company may commence, or have commenced against the Company, proceedings for relief under the bankruptcy or similar laws relating to debtor or creditor relief.


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     If you are in  agreement  with the  foregoing  terms,  kindly  execute this letter agreement where indicated below and return the executed original and a copy to me as soon as possible.

                           Sincerely,


                           YA GLOBAL INVESTMENTS, L.P.

                           By: Yorkville Advisors, LLC, its Investment
                               Manager

                           By: /s/David Gonzalez
                               ---------------------------------
                               David Gonzalez, General Counsel

ACKNOWLEDGED AND AGREED:

HARVEY ELECTRONICS, INC.

By:     /s/Michael Recca
        ------------------------------
Title:  Interim CEO